UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 25, 2013

LEXMARK INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14050	06-1308215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lexmark Centre Drive
740 West New Circle Road
Lexington, Kentucky 40550
(Address of Principal Executive Offices) (Zip Code)

(859) 232-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 25, 2013, the Board of Directors (the “Board”) of Lexmark International, Inc. (the “Company”) approved the recommendation of the Compensation and Pension Committee of the Board to enter into a new Employment Agreement with Mr. Scott T.R. Coons, as Vice President of the Company and President and Chief Executive Officer of Perceptive Software, LLC (“Perceptive Software”), effective as of July 1, 2013 (the “Effective Date”). The Board also approved a new Change in Control Agreement (“CIC Agreement”) and Indemnification Agreement with Mr. Coons as of the effective date.

The new form of Employment Agreement was prepared to replace Mr. Coons’ employment agreement, which expired on June 30, 2013, that had been entered into by the Company and Mr. Coons in connection with the Company’s acquisition of Perceptive Software. The new Employment Agreement, which utilizes the Company’s standard form of Employment Agreement for Executive Officers, provides for a term commencing on the Effective Date and ending on October 31, 2014.  The executive officer’s employment shall continue thereafter at will. The Employment Agreement provides for certain additional payments beyond the term of employment if the executive officer’s employment is terminated by the Company without “cause,” by the executive officer for “good reason,” or as a result of the executive officer’s death or disability. The new form of Employment Agreement otherwise includes covenants and conditions typically included in such agreements.

The new form of CIC Agreement was prepared to replace Mr. Coons’ change in control agreement, which expired on June 30, 2013, that had been entered into by the Company and Mr. Coons in connection with the Company’s acquisition of Perceptive Software.  The new CIC Agreement, which utilizes the Company’s standard form of CIC Agreement for Vice Presidents, provides for a term commencing on the Effective Date and ending on October 31, 2014, provided however, that commencing on November 1, 2013 and on each anniversary thereof, unless previously terminated, the CIC Agreement shall be automatically extended so as to terminate two years from such renewal date.  The CIC Agreement also provides that if the executive voluntarily terminates employment the CIC Agreement will terminate without any further obligations to executive other than for certain accrued obligations. The CIC Agreement generally provides for certain payments to the executive officer if, within 12 months prior to a “Change in Control” (as defined in the CIC Agreement), the executive officer’s employment is terminated by the Company in connection with or in anticipation of the Change in Control, or within 24 months after a Change in Control, the executive officer’s employment is terminated by the Company or by the executive officer under certain circumstances. In the event of a termination of employment by the Company without “cause” or by the executive officer for “good reason,” the executive officer would receive his base salary and pro rata annual bonus through the date of termination. In addition, the executive officer would receive two times the sum of his annual base salary and annual incentive compensation. The CIC Agreement also provides for the continuation of welfare benefits for a period of two years. If any payments under the CIC Agreement trigger the excise tax, then the executive officer’s payments shall be reduced to a level that does not trigger the excise tax if the net after-tax benefit of such reduction exceeds the net after-tax benefit if such reduction is not made.  The new form of CIC Agreement otherwise includes covenants and conditions typically included in such agreements.

The Company has also entered into an Indemnification Agreement with Mr. Coons, utilizing the Company’s standard form of Indemnification Agreement for Executive Officers, which requires the Company to indemnify him against certain liabilities that may arise as a result of his status as an officer and/or director of the Company and its subsidiaries. The indemnification protection commences on the Effective Date and continues through the later of ten years after the executive officer’s termination of employment or the final termination of any “Proceeding” (as defined in the Indemnification Agreement), then pending in which the executive officer is granted rights of indemnification or advancement of expenses or any Proceeding commenced by the executive officer seeking indemnification or payment of expenses.

The foregoing descriptions of the Employment Agreement, CIC Agreement and Indemnification Agreement do not purport to be complete and are qualified in their entirety by reference to the form of Employment Agreement for Executive Officers and the form of CIC Agreement for Vice Presidents, as previously filed by the Company as Exhibits 10.2 and 10.4, respectively, on the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, and the Indemnification Agreement, as previously filed by the Company as Exhibit 10.2 on the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1998, which are each incorporated herein by reference.

Item 8.01. Other Events.

After the close of the markets on July 26, 2013, Lexmark entered into an accelerated share repurchase agreement (“ASR Agreement”) with The Bank of Nova Scotia (“Scotiabank”).  Pursuant to the terms of the ASR Agreement, Lexmark will purchase $21 million of the outstanding shares of its Class A Common Stock from Scotiabank.  Pursuant to the terms of the ASR Agreement, Scotiabank will deliver 486,509 shares to Lexmark on July 31, 2013, equal to 85 percent of the shares that would be repurchased at a price of $36.69, the closing price of Lexmark’s Class A Common Stock on July 26, 2013.  The number of shares to be delivered to Lexmark by Scotiabank under the ASR Agreement shall be adjusted based on a discount to the average of the daily volume weighted average price of Lexmark’s Class A Common Stock during the term of the ASR Agreement.  If the number of shares to be delivered to Lexmark is less than the initial delivery of shares by Scotiabank, Lexmark may be required to remit shares or cash to Scotiabank as a result of such adjustment.  The share repurchases are expected to be completed during the third quarter of 2013.

After entering into the transaction described above, Lexmark now has approximately $189 million of share repurchase authority remaining.

Item 9.01.  Financial Statements and Exhibits

(d)      Exhibits

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexmark International, Inc.
(Registrant)

July 31, 2013	By:	/s/ Robert J. Patton
Robert J. Patton
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Form of Employment Agreement for Executive Officers, incorporated by reference to Exhibit 10.2 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.+

10.2	Form of Change in Control Agreement for Vice Presidents, incorporated by reference to Exhibit 10.4 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2012.+

10.3	Form of Indemnification Agreement for Executive Officers, incorporated by reference to Exhibit 10.2 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.+

+ Indicates management contract or compensatory plan, contract or arrangement.